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OmniComm Systems, Inc.

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[LOGO]
OMNICOMM SYSTEMS, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 30, 2004

The 2004 Annual Meeting of the Stockholders of OmniComm Systems, Inc., a Delaware corporation, will be held at 10 a.m., local time, at the Comfort Suites, 2540 Davie Road, Fort Lauderdale, Florida 33317 on July 30, 2004. At the 2004 Annual Meeting, you will be asked to vote on the following matters:

1.	To elect a Board of Directors consisting of five members.

2.	To ratify the appointment of Greenberg & Co, LLC as the independent auditors of OmniComm Systems.

3.	To approve an amendment to our 1998 Stock Incentive Plan for the purpose of increasing the number of shares reserved for issuance by 2,500,000 shares to a total of 7,500,000.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors recommends that you vote FOR the Board’s nominees for director, the ratification of the appointment of the independent auditors and the amendment to our 1998 Stock Incentive Plan.

Only stockholders of record, as shown by the transfer books of OmniComm Systems at the close of business on May 28, 2004, will be entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the 2004 Annual Meeting will be available for examination by any stockholder for the proper purpose during normal business hours at our offices for a period of at least 10 days preceding the 2004 Annual Meeting.

All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you mark, sign, date and return the enclosed proxy card in the postage pre-paid envelope provided. Stockholders attending the 2004 Annual Meeting may vote in person even if they have previously voted.

This Notice, Proxy Statement, proxy and the Annual Report of OmniComm Systems are being mailed on or about June 10, 2004.

By Order of the Board of Directors
/s/ Randall G. Smith
Randall G. Smith
Chairman, Chief Technology Officer

Davie, Florida
June 7, 2004

OMNICOMM SYSTEMS, INC.

PROXY STATEMENT
2004 ANNUAL MEETING

Exhibits:

Exhibit A – Amendment to the 1998 Stock Incentive Plan
Exhibit B – Corporate Governance Guidelines

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

OMNICOMM SYSTEMS, INC.

PROXY STATEMENT
DATED JUNE 7, 2004

2004 ANNUAL MEETING OF STOCKHOLDERS
July 30, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors of OmniComm Systems, Inc. (“OmniComm Systems”) for use at our 2004 Annual Meeting of stockholders to be held on July 30, 2004 at 10 a.m., and at any adjournment or postponement thereof. The 2004 Annual Meeting will be held at Comfort Suites, 2540 Davie Road, Fort Lauderdale, Florida 33317. These proxy solicitation materials were mailed on or about June 10, 2004 to all stockholders entitled to vote at the 2004 Annual Meeting.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1. What may I vote on at the 2004 Annual Meeting?

At the 2004 Annual Meeting, stockholders will consider and vote upon the following matters:

•	to elect a Board of Directors consisting of five members;

•	to ratify the appointment of Greenberg & Co., LLC as the independent auditors of OmniComm Systems;

•	to approve an amendment to our 1998 Stock Incentive Plan increasing the number of shares of common stock issuable under the Plan from 5,000,000 shares to 7,500,000 shares; and

•	such other matters as may properly come before the 2004 Annual Meeting or any adjournment or postponement thereof.

2. How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3. How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the 2004 Annual Meeting.

4. Can I revoke my proxy?

You have the right to revoke your proxy at any time before the 2004 Annual Meeting by:

•	notifying the Secretary of OmniComm Systems in writing;

•	voting in person at the 2004 Annual Meeting; or

•	returning a later-dated proxy card.

5. What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

6. What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Jersey Transfer and Trust Co., 201 Bloomfield Avenue, PO Box 36, Verona, New Jersey 07044, telephone 973-239-2712, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

7. Who is entitled to vote at the 2004 Annual Meeting?

Only Voting Stockholders of record as of the close of business on May 28, 2004 are entitled to notice of and to vote at the 2004 Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter voted upon. Each share of 5% Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock entitles its holder to cast one vote for each share of common stock issuable upon the conversion of such security on each matter to be voted upon as if such security was converted immediately prior to such vote.

8. How many votes may be cast?

As of May 28, 2004, the Record Date, a total of 18,979,277 shares of the Company’s common stock, 4,215,224 shares of 5% Series A Convertible Preferred Stock, 131,250 shares of Series B Convertible Preferred Stock and 337,150 shares of Series C Convertible Preferred Stock were issued and outstanding. Based upon the current conversion price for each of the 5% Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock on May 28, 2003, these holders would be entitled to 21,546,149 votes at a meeting of stockholders, and the common stockholders would be entitled to 18,979,277 votes, for an aggregate of 40,525,426 votes. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Voting Securities, see Stock Ownership. The closing price of the Company’s common stock on the OTC Bulletin Board on the Record Date was $ 0.26 per share.

9. What is a “quorum” at the 2004 Annual Meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

10. What vote is required to approve each proposal?

Once a quorum has been established, a plurality of the votes cast by the shares entitled to vote at the 2004 Annual Meeting is necessary to elect the directors (Proposal 1), and the votes cast for each of the ratification of the independent auditors (Proposal 2) and the amendment to our 1998 Stock Incentive Plan (Proposal 3) must exceed the votes cast opposing each such proposal to approve these proposals at the 2004 Annual Meeting.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

11. What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.

12. How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2004 Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the 2004 Annual Meeting, your signed proxy card gives authority to the proxy holder, Randall G. Smith, to vote on such matters at his discretion.

13. Who are the largest principal stockholders?

For information regarding holders of more than 5% of OmniComm System’s outstanding voting securities, see “Security Ownership of Certain Beneficial Owners and Management” appearing later in this Proxy Statement.

14. Who will bear the cost of this solicitation?

OmniComm Systems will bear the entire cost of the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of OmniComm Systems without additional compensation. We anticipate that the costs of the solicitation will not exceed $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At May 28, 2004 there were an aggregate of:

•	18,979,277 shares of common stock,

•	4,215,224 shares of 5% Series A Preferred Stock,

•	131,250 shares of Series B Preferred Stock, and

•	337,150 shares of Series C Preferred Stock

issued and outstanding. These securities comprise our “Voting Securities”. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are also entitled to vote on matters submitted to our stockholders, with one vote for each share of common stock into which these series of our preferred stock are convertible. Based upon the current conversion price for each of the 5% Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock on May 28, 2004, these holders would be entitled to 21,546,149 votes at a meeting of our stockholders, and the common stockholders would be entitled to 18,979,277 votes, for an aggregate of 40,525,426 votes for all currently outstanding Voting Securities.

The following table sets forth, as of May 28, 2004 information known to us relating to the beneficial ownership of shares of our Voting Securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate of both classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from May 28, 2004 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of May 28, 2004 have been exercised or converted.

The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

	No. of Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Voting Securities
Cornelis Wit (1) (12)	1,113,603	2.68%
Randall G. Smith (2) (12)	1,468,716	3.55%
Ronald T. Linares (3) (13)	576,529	1.39%
Charles R. Beardsley (4) (12)	305,000	0.74%
Guus van Kesteren (5) (12)	1,693,901	4.08%
Matthew D. Veatch (6) (12)	50,000	0.12%
Charles Leonard	-0-	0.00%
ComVest Venture Partners LP (7)	5,704,000	12.75%
Magnolia Private Foundation (8)	2,268,000	5.45%
Noesis Capital Corp. (9)	3,632,683	8.35%
Noesis N.V. (10)	5,265,030	12.30%
Wisa Options BV (11)	2,218,751	5.34%

All Directors and Officers as a group (seven persons) (12)	5,207,749	11.97%

(1)	Includes vested options to purchase an aggregate of 580,000 shares of our common stock at prices ranging from $0.25 to $2.20 per share with expiration dates ranging from November 2005 to December 2010, 304,000 shares of our common stock issuable upon conversion of our Series C Stock, and 152,000 shares of our common stock issuable upon conversion of warrants.

(2)	Includes vested options to purchase an aggregate of 492,000 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from November 2005 to December 2010.

(3)	Includes vested options to purchase an aggregate of 537,000 shares of our common stock at prices ranging from $0.25 to $2.75 per share with expiration dates ranging from March 2006 to December 2010.

(4)	Includes vested options to purchase an aggregate of 205,000 shares of our common stock at $0.25 per share with expiration dates ranging from March 2006 to December 2010.

(5)	Includes vested options to purchase an aggregate of 380,000 shares of our common stock at prices ranging from $0.25 to $2.20 per shares with expiration dates ranging from May 2005 to December 2010, 352,000 shares of our common stock issuable upon conversion of warrants, 100,000 shares of our common stock issuable upon conversion of our Series B Preferred Stock and 504,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock.

(6)	Includes vested options to purchase an aggregate of 50,000 shares of our common stock at $0.25 per share expiring in December 2010.

(7)	Includes 1,300,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 3,000,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share. Also includes 452,000 shares of our common stock issuable upon the conversion of our Series B Preferred Stock and 452,000 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option that ComVest Venture Partners LP received from Commonwealth Associates. ComVest Venture Partners, LP is an affiliate of the Commonwealth Associates, L.P., the placement agent for our private offering of our Series B Preferred Stock. The information presented for ComVest Venture Partners, LP, however, does not include any holdings of Commonwealth Associates, L.P., or its affiliates. ComVest Venture Partner’s address is 830 Third Avenue, Fourth Floor, New York, NY 10022.

(8)	Includes 760,000 shares of our common stock issuable upon conversion of warrants and 1,220,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Magnolia Private Foundation’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.

(9)	Includes 800,000 shares of our common stock issuable upon the conversion of our Series C Preferred Stock and 1,178,233 shares of our common stock issuable upon the conversion of warrants at an exercise price ranging from $.25 to $1.10 per share, including 389,833 warrants held by Noesis International Holding, the parent company of Noesis Capital Corp. Also includes 993,900 shares of our common stock issuable upon the conversion of shares of our Series C Preferred Stock and 496,950 shares of our common stock issuable upon the conversion of warrants at an exercise price of $.25 per share pursuant to a Placement Agent Unit Option. Noesis Capital Corp.’s address is 1801 Clint Moore Road, Suite 100, Boca Raton, FL 33487.

(10)	Includes 1,500,000 shares of our common stock issuable upon the conversion of shares of our Series B Preferred Stock, 1,972,532 shares of our common stock issuable upon the conversion of warrants and 560,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Noesis, N.V.’s address is Landhuis Joonchi, Kaya Richard J. Beaujon z/n, Curacao, Netherlands Antilles.

(11)	Includes 700,000 shares of our common stock issuable upon conversion of warrants and 1,400,000 shares of our common stock issuable upon conversion of our Series C Preferred Stock. Wisa Options BV’s address is Singel 83, 1012 VE Amsterdam, Holland.

(12)	Includes footnotes (1) through (6) above.

MATTERS TO BE CONSIDERED AT THE 2004 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Our Board of Directors currently consists of five members, Randall G. Smith, Cornelis F. Wit and Guus van Kestern, who were elected at our 2003 Annual Meeting of stockholders and two members, Matthew D. Veatch and Charles Leonard who were appointed in February 2004 and May 2004, respectively, by the Board of Directors.

At the 2004 Annual Meeting, five directors will be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Our Board of Directors may be increased by an additional three members pursuant to agreements we have entered into with Noesis Capital Corp and CommonWealth Associates while they served as Placement Agent on private placements of our equity during 2001 and 2002. With respect to this Proposal 1, the four nominees receiving the greatest number of votes cast by the holders of our voting securities entitled to vote at the 2004 Annual Meeting will be elected directors of OmniComm Systems (assuming a quorum is present). We have no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees become unable or unwilling to serve.

     The following persons have been nominated by the Board for election to the Board of Directors:

Person	Age	Position
Cornelis F. Wit (1)	57	Chief Executive Officer, President and Director
Randall G. Smith (1)	46	Chairman and Chief Technology Officer
Guus van Kesteren (1)(2)(3)	63	Director
Matthew D. Veatch (3)	34	Director
Charles Leonard	69	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Governance and Nominating Committee

Cornelis F. Wit. Mr. Wit has been a member of our board of directors since November 1999, and CEO and President since June of 2002. Mr. Wit was interim CEO from June to July 2000. Mr. Wit was the President of Corporate Finance at Noesis Capital Corp, Boca Raton, Florida, an NASD member firm, from March 1995 until September 2000. Prior to 1994, Mr. Wit was the CEO for DMV, USA, the American subsidiary for Campina Melkunie, a Dutch multi-billion dollar food and pharmaceutical ingredient company, and he also served as Vice President International Operations for Duphar, a pharmaceutical company in Holland. Mr. Wit graduated from Nijenrode, a business university in Holland.

Randall G. Smith. Mr. Smith has been an executive officer and member of our board of directors since 1997, serving as President and Chief Technology Officer from May 1997 until August 2000 and thereafter as our Chief Technology Officer. From December 1995 to May 1997, Mr. Smith was Director of Operations for Global Communications Group. Mr. Smith received a B.S. from Purdue University.

Guus van Kesteren. Mr. van Kesteren has been a member of our board of directors since November 1999. Since 1996, Mr. van Kesteren has been a consultant to Noesis Capital Corp., a NASD member firm. Prior thereto, he was employed from 1972 until 1996 by Johnson & Johnson in various capacities, holding the position of Vice President International, from 1985 until 1996 with responsibility for the Australasian subsidiaries. Mr. van Kesteren graduated from Nijenrode, a business university in Holland.

Matthew D. Veatch. Mr. Veatch has been a member of our Board of Directors since February 2004. Since 1999 Mr. Veatch has been employed as a Director for Quintiles Transnational, a global leader in contract product development and commercialization services. From 1997 to 1999 Mr. Veatch was employed as a Director for Affiliated Research Centers. During 1999 Mr. Veatch was employed as a Director for CB Technologies, an EDC provider to pharmaceutical, medical device and bio-technology companies. Mr. Veatch graduated from the University of Colorado at Boulder and expects to receive his MBA from California State University, Dominguez Hills in 2004.

Charles Leonard. Mr. Leonard served as Chairman and CEO of Solucient LLC a leading provider of health information services to the provider and pharmaceutical markets from 2001 to 2004. During the period 1989 to 2001 Mr. Leonard served as Senior Vice President and then President of VNU Marketing Services. Leonard also worked for the Dun & Bradstreet Corp., E.I. DuPont, and the management consulting firm Wm. E. Hill. At E.I. DuPont he led the commercial justification of TYVEK Spunbonded products. He serves on the board of directors of All Recipes.COM; Innovative Systems,Inc; Solucient LLC; and has recently finished a 3 year term on the SBE advisory committee of the National Science Foundation. Mr. Leonard is a graduate of the Wharton School with an MBA in marketing and finance, Massachusetts Institute of Technology with a bachelor’s degree in management and technology, and Middlebury College.

Directors’ Compensation

Directors who are not our employees received no compensation for serving on the Board of Directors but were reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors’ meetings.

From time to time we issue the members of our Board of Directors options to purchase shares of our common stock as compensation for their services as directors. At December 31, 2003 members of our Board of Directors hold outstanding options to purchase an aggregate of 1,452,000 shares of our common stock at prices ranging from $0.25 to $2.50 per share.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Meetings and Committees

The Board of Directors meets regularly during the year to review matters affecting OmniComm Systems and to act on matters requiring Board approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent. During the fiscal year ended December 31, 2003, there were 4 meetings of the Board, and the Board took action two additional times by unanimous written consent. Each member of the Board participated in each action of the Board.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. From time to time, the Board of Directors may establish additional committees.

Audit Committee. The Audit Committee of the Board of Directors is responsible for the engagement of our independent public accountants, approves services rendered by our accountants, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Board has previously adopted a charter for the Audit Committee. The Audit Committee is presently composed of Mr. van Kesteren. Mr. van Kesteren is Chairman of the Audit Committee. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of The Nasdaq Stock Market, Inc. We have not yet retained a financial expert as a director. The Audit Committee met four times in fiscal 2003.

2003 Audit Committee Report

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of OmniComm System’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a charter for the Audit Committee. Management of OmniComm Systems has responsibility for preparing financial statements of OmniComm Systems as well as OmniComm System’s financial reporting process. Greenberg & Co., acting as independent auditors, are responsible for expressing an opinion on the conformity of OmniComm System’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with OmniComm System’s management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the matter of independence with the independent auditors.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors of OmniComm Systems, and the Board has approved, that the audited financial statements be included in OmniComm System’s Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market.

Guus van Kesteren — Chairman

Compensation Committee. The Compensation Committee establishes and administers our executive compensation practices and policies, reviews the individual elements of total compensation for elected officers and recommends salary adjustments to the Board of Directors. In addition, the Committee determines the number of performance shares and other equity incentives awarded to elected officers and the terms and conditions on which they are granted, amends compensation plans within the scope of the Compensation Committee’s authority and recommends plans and plan amendments to the Board, sets company policy for employee benefit programs and plans and oversees administration of employee retirement plans and various other benefit plans as we may establish from time to time. The Compensation Committee consists of Messrs. van Kesteren, Smith and Wit. The Compensation Committee met one time in fiscal 2003.

Governance and Nominating Committee: The Governance and Nominating Committee reviews and makes recommendations to the Board of Directors with respect to:

•	the responsibilities and functions of the Board and Board committees and with respect to Board compensation,

•	the composition and governance of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board,

•	candidates for election as Chief Executive Officer and other corporate officers,

•	monitoring the performance of the Chief Executive Officer and our plans for senior management succession, and

•	reviewing and recommending the policies and procedures necessary for the effective management of our company.

The Nominating Committee uses various methods to identify director nominees. The Nominating Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating Committee through current board members, stockholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

Messrs. Veatch and van Kesteren are members of the Governance and Nominating Committee. The Governance and Nominating Committee met one time in fiscal 2003. The Governance and Nominating Committee does not presently consider nominees selected by our stockholders.

CONTACTING THE BOARD OF DIRECTORS

Identifying and Evaluating Director Nominees

The Nominating Committee will consider director candidates submitted by stockholders addressed to: OmniComm Systems, Inc. Board of Directors, 2555 Davie Road, Suite 110-B, Davie, Florida 33317, Attention: Corporate Secretary. Such recommendations should be accompanied by (i) evidence of the stockholder’s stock ownership over the last year, (ii) a statement that the stockholder is not a competitor of OmniComm Systems, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement whether the candidate has expressed interest in serving as a director. The Nominating Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders as it does for candidates proposed by other parties. The Nominating Committee will consider such candidacy and will advise the recommending stockholder of its final decision. A stockholder who wishes to nominate a person for Director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the By-laws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from us.

Accounting Matters

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Employees with concerns regarding Accounting Matters may report their concerns directly to the Audit Committee via the confidential reporting system maintained by OmniComm Systems. Non-employee complaints regarding Accounting Matters may be reported by writing to the Audit Committee c/o Corporate Secretary, at our headquarters at 2555 Davie Road, Suite 110-B, Davie, Florida 33317.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes all compensation recorded by OmniComm Systems in each of the last three fiscal years for our Chief Executive Officer and each of the other executive officers serving as such whose annual compensation exceeded $100,000.

						Long term Compensation
		Annual Compensation					Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
							Securities
						Restricted	Underlying
Name and Principal					Other Annual	Stock	Options		All other
Position	Year	Salary ($)		Bonus($)	Compensation ($)	Awards ($)	SARs (#)	LTIP Payout ($)	Compensation ($)
Cornelis F. Wit, CEO/Director	2003	$176,538		$-0-	$-0-	$-0-	180,000	$-0-	$-0-
	2002	$67,385	(1)	$-0-	$-0-	$-0-	190,000	$-0-	$-0-
Randall Smith	2003	$171,346		$-0-	$-0-	$-0-	155,000	$-0-	$-0-
President/Director	2002	$156,000		$-0-	$-0-	$-0-	65,000	$-0-	$-0-
	2001	$138,506		$-0-	$-0-	$-0-	270,000	$-0-	$300 (2)
Ronald T. Linares	2003	$155,769		$-0-	$-0-	$-0-	45,000	$-0-	$-0-
CFO	2002	$138,880		$-0-	$-0-	$-0-	45,000	$-0-	$-0-
	2001	$119,044		$-0-	$-0-	$-0-	300,000	$-0-	$150 (2)
Charles Beardsley Vice President	2003	$150,000	(7)	$-0-	$-0-	$25,000	305,000	$-0-	$-0
Christiopher Droz Vice President	2003	$115,854		$-0-	$-0-	$-0-	101,000	$-0-	$-0

(1)	Mr. Wit joined our company as CEO on June 1, 2002.

(2)	Consisted of car allowance payments.

(3)	Mr. Linares joined our company on April 17, 2000.

(4)	Mr. Beardsley joined our company on January 7, 2003.

Employment Agreements

In August 2003, we entered into an employment agreement with Cornelis F. Wit to serve as our Chief Executive Officer and President through December 31, 2004. Mr. Wit receives an annual salary of $186,987 payable in cash and/or stock plus a bonus tied to our operating results. As part of the agreement incentive options are awardable under the agreement based upon sales and cash flow objectives. In the event that we consummate a transaction with a third party resulting in the sale, merger, consolidation, reorganization or other business combination involving all or a majority of our business, assets or stock, whether effected in one transaction or a series of transactions due to the initiative of Mr. Wit (whether or not during the term of the agreement) Mr. Wit will receive a fee equal to 2% of the aggregate consideration. The agreement also provides, among other things, for participation in employee benefits available to employees and executives. Under the terms of the agreement, we may terminate Mr. Wit’s employment upon 30 days notice of a material breach and Mr. Wit may terminate the agreement under the same terms and conditions. The employment agreement contains customary non-disclosure provisions, as well as a one year non-compete clause if Mr. Wit leaves the company voluntarily or a six month non-compete clause following his termination by us.

In September 2001, we entered into a three-year employment agreement with Mr. Randall Smith to serve as our Chief Technology Officer. Under the terms of the agreement, as compensation for his services, Mr. Smith receives an annual salary of $181,500 as of January 1, 2003 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive a bonus based upon achieving technology related milestones. Mr. Smith was granted an aggregate of 210,000 options under our 1998 Stock Incentive Plan. The options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share, or $0.43 per share for five years from the date of vesting. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Smith upon 30 days notice of a material breach and Mr. Smith may terminate the agreement under the same terms and conditions. If Mr. Smith is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement.

In September 2001, we entered into a three-year employment agreement with Mr. Ronald Linares to serve as our Chief Financial Officer. Under the terms of this agreement, Mr. Linares receives an annual salary of $161,000 as of January 1, 2003 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Linares was granted an aggregate of 210,000 options under our 1998 Stock Incentive Plan. The options, which vest 70,000 on the date of the employment agreement, 70,000 on September 30, 2002, and 70,000 on September 30, 2003, are exercisable at the market price plus 10% per share or $0.43 per share, for five years from the date of vesting. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Linares upon 30 days notice of a material breach and Mr. Linares may terminate the agreement under the same terms and conditions. If Mr. Linares is terminated by us for any reason other than for cause, we must pay him severance benefits equal to six months salary. The employment agreement contains customary non-disclosure provisions, as well as a one year non-competition restriction following the termination of the agreement.

In January 2003, we entered into a three-year employment agreement with Mr. Charles Beardsley to serve as our Senior Vice President for Sales and Marketing. Under the terms of this agreement, Mr. Beardsley receives an annual salary of $165,000 to be paid in the form of cash and/or stock, as agreed upon by the parties, and he is eligible to receive additional incentive compensation based upon achieving financial milestones. Mr. Beardsley is eligible for a commission, payable on a quarterly basis, equal to 2% of the Company’s Net Operating Income as defined in an exhibit to his employment contract. Mr. Beardsley was granted an aggregate of 150,000 options under our 1998 Stock Incentive Plan. The options, which vest 50,000 annually beginning with January 2, 2004, are exercisable at a price of $0.25 per share, for five years from the date of vesting. Mr. Beardsley received a grant of 100,000 shares of restricted common stock upon execution of his employment agreement. The agreement also provides, among other things, for participation in employee benefit plans or programs applicable to employees and executives. Under the terms of the agreement, we may terminate the employment of Mr. Beardsley upon 30 days notice of a material breach and Mr. Beardsley may terminate the agreement under the same terms and conditions. If Mr. Beardsley is terminated by us for any reason other than for cause, we must pay him severance benefits equal to twelve months salary. The employment agreement contains customary non-disclosure provisions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
(a)	(b)	(c)	(d)	(e)
	Number of
	Securities	% of Total
	Underlying	Options/SARs
	Options/	Granted to
	SARs	Employees in	Exercise or Base	Expiration
Name	Granted (#)	Fiscal Year	Price ($/Share)	Date
Cornelis F. Wit	175,000	12.0%	$0.25	12/31/10
Cornelis F. Wit	5,000	0.3%	$0.25	8/1/08
Randall Smith	150,000	10.3%	$0.25	12/31/10
Randall Smith	5,000	0.3%	$0.25	8/1/08
Ronald Linares	75,000	5.2%	$0.25	12/31/10
Ronald Linares	5,000	0.3%	$0.25	8/1/08
Charles Beardsley	150,000	10.3%	$0.25	1/6/08
Charles Beardsley	150,000	10.3%	$0.25	12/31/10
Charles Beardsley	5,000	0.3%	$0.25	8/1/08
Christopher Droz	96,000	6.6%	$0.25	12/31/10
Christopher Droz	5,000	0.3%	$0.25	8/1/08

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)			(e)
			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-money
			Options/SARs at		Options/SARs at
			FY End (#)		FY End ($)
	Shares Acquired
Name	On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Cornelis Wit	-0-	$-0-	580,000	-0-	$-0-	$-0-
Randall Smith	-0-	$-0-	492,000	-0-	$-0-	$-0-
Ronald Linares	-0-	$-0-	537,000	-0-	$-0-	$-0-
Charles Beardsley	-0-	$-0-	205,000	100,000	$-0-	$-0-
Christopher Droz	-0-	$-0-	197,000	64,000	$-0-	$-0-

     1998 STOCK INCENTIVE PLAN

     A description of our 1998 Stock Incentive Plan is contained later in this proxy statement under Proposal 3 which begins on page 20.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 1998 Incentive Stock Plan as of December 31, 2003.

Number of securities
remaining availabe for
future issuance under
	Number of securities to	Weighted average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
1998 Stock Incentive Plan	3,593.500	$0.48	1,406,500

Total	3,593,500	$0.48	1,406,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cornelis F. Wit, our President and Chief Executive Officer and a member of our board of directors served as President of Corporate Finance of Noesis Capital Corp. from March 1995 to September 2000. Noesis Capital Corp., a NASD member firm, has served as placement agent for us in six private placements of securities which occurred between September 1999 and December 2003 Guus van Kesteren, a member of our board of directors, is a consultant to Noesis Capital Corp.

In December 1999, we entered into a consulting agreement with Messrs. van Kesteren and Wit, each of whom is a member of our board of directors, providing that we will compensate each of these individuals for sales leads or contacts developed by them in connection with TrialMaster. For the periods ended December 30, 2001 and 2002, no compensation was earned by either Mr. van Kesteren or Mr. Wit under this agreement. This agreement was terminated upon mutual agreement of the parties effective June 30, 2002.

On April 5, 2002, Cornelis F. Wit, our President and Chief Executive Officer and a member of our board of directors, invested $10,000 in a private placement of our Series C Preferred Stock and warrants. Mr. Wit purchased 1,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and 20,000 warrants for the purchase of our common stock at an exercise price of $0.25 per share expiring March 29, 2009.

On April 5, 2002, Guus van Kesteren a member of our board of directors, invested $10,000 in a private placement of our Series C Preferred Stock and warrants. Mr. van Kesteren purchased 1,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and warrants to purchase 20,000 shares of common stock at an exercise price of $0.25 per share and expiring March 29, 2009.

On January 30 2002, Noesis N.V., one of our principal stockholders, invested $90,000 in a private placement of our Series C Preferred Stock and warrants. Noesis NV purchased 9,000 shares of our Series C Preferred Stock, which is convertible into shares of our common stock at a conversion price of $0.25 per share and carries a stated dividend rate of 8% per annum, and warrants to purchase 180,000 shares of common stock at an exercise price of $0.25 per share expiring March 29, 2009.

From time to time we have borrowed funds from Mr. van Kesteren, a member of our board of directors, including:

•	between July 2000 and December 2000, we borrowed an aggregate of $110,000 from him under two promissory notes, one of which bore interest at a rate of 12% per annum and the other at 5% per annum. These notes were converted into a 12% convertible note issued as part of a private placement of our 12% Convertible Notes in January 2001. The note accrues interest at 12% per annum and is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This note was converted on December 31, 2002 into 11,000 shares of our Series C Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 220,000 shares of our common stock at an exercise price of $0.25 per share and expiring March 29, 2009.

•	between February 2001 and July 2001, we borrowed an aggregate of $190,000 from him under promissory notes which bore interest of 12% per annum. These promissory notes were amended and restated on August 30, 2001 in the amount of $196,644 with new terms which included an interest rate of 8% per annum, and with one half of the principal payable upon the closing of any financing by us resulting in gross proceeds in excess of $2,000,000, and the balance of the principal together with accrued interest payable no later than August 30, 2003. These notes were amended and restated on December 31, 2002 extending the maturity date of the notes to October 31, 2004. On December 31, 2003, this note was amended and restated to extend the maturity date of the note to April 1, 2006. This note remained outstanding as of the date of this prospectus.

•	in September 2001, we borrowed an aggregate of $25,000 from him under promissory notes which bore interest at a rate of 12% per annum and had a maturity date of December 22, 2001. These notes were converted in August 2001 into 2,500 shares of our Series B Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share expiring August 31, 2006.

In conjunction with these various loans, we granted Mr. van Kesteren warrants to purchase an aggregate of 70,700 shares of our common stock at exercise prices ranging from $.30 to $2.25 per share. All of these warrants have expired.

In July 2001, Noesis Capital Corp., the placement agent for our 12% Convertible Notes, assigned $60,000 of accrued fees that we owed to Noesis Capital Corp. to Cornelis Wit, a member of our board of directors at the time. Mr. Wit converted that accrued expense into our 12% Convertible Notes. The 12% Convertible Notes were subsequently converted on December 31, 2002 into 6,000 shares of our Series C Preferred Stock and warrants to purchase 120,000 shares of our common stock at an exercise price of $0.25 expiring March 29, 2009.

We granted Randall G. Smith, our Chairman of the Board and Chief Technology Officer, warrants to purchase 20,000 shares of our common stock at an exercise price of $0.41 per share in connection with a pledge of real property he made in securing a loan made to us by Mr. van Kesteren, a member of our board of directors in July 2001, in the amount of $100,000. These warrants have expired.

On August 17, 2000, we borrowed $100,000 from Noesis N.V., one of our principal stockholders. The promissory note bore interest at a rate of 8% per annum and had a maturity date of January 1, 2001. At our request, Noesis N.V. agreed to convert this promissory note into a 12% convertible note issued as part of a private placement of our 12% Convertible Notes in January 2001. The note accrues interest at 12% per annum, is convertible into shares of our common stock at the holder’s option at a rate of $0.50 per share commencing on January 31, 2002. This note was converted on December 31, 2002 into 10,000 shares of our Series C Preferred Stock, which are convertible into shares of our common stock at a conversion price of $0.25 per share, and warrants to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share expiring March 29, 2009.

During March 2002, we borrowed $2,341 from Randall G. Smith, our Chairman of the board and Chief Technology Officer. This amount was repaid without interest on April 12, 2002. In addition, we borrowed $6,000 without interest from Mr. Smith on November 25, 2002. In March 2003 this note was amended and restated extending the maturity date to January 31, 2005.

In April 2002, we borrowed $1,500 from Ronald Linares, our Chief Financial Officer. This amount was repaid without interest on May 1, 2002.

In September and July of 2002, we borrowed an aggregate of $20,000 without interest from Nico Letschert, an officer, director and principal stockholder of Noesis Capital Corp., one of our principal stockholders. This amount is due and payable January 31, 2005.

In December 2002, we borrowed $50,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2005.

In December 2002, we borrowed $50,000 from Guus van Kesteren a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on March 31, 2003. This note was amended and restated on March 31, 2003 extending the maturity date of the note to October 31, 2005.

In March 2003, we borrowed $2,600 from Cornelis Wit, our Chief Executive Officer and President and a member of our board of directors. This amount was repaid without interest on April 3, 2003.

In June 2003, we borrowed $100,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on October 31, 2005.

In July and August 2003, we borrowed $116,000 from Cornelis Wit, our President and Chief Executive Officer and a member of our board of directors. This amount was borrowed under two promissory notes bearing interest at a rate of 9% per annum, payable on January 31, 2005.

During October 2003, the Company borrowed $16,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. The Company repaid $13,000 of this amount during November and December 2003 and issued a promissory note in the amount of $3,000 bearing interest at a rate of 9% per annum, payable on October 31, 2005.

During October and November 2003, the Company borrowed $30,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under promissory notes bearing interest at a rate of 9% per annum, payable on October 31, 2005.

During October 2003, the Company borrowed $16,000 from Guus van Kesteren, a Company Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on October 31, 2005. On December 31, 2003, Mr. van Kesteren elected to convert this note payable into common stock of the Company at a conversion price of $0.25 per share. The Company issued 64,000 shares of restricted common stock in connection with this conversion.

On December 31, 2003, Guus van Kesteren, a Company Director, elected to convert $41,000 in accrued but unpaid interest into 164,000 shares of restricted common stock at a conversion price of $0.25 per share.

During the period from January to March 2004, the Company borrowed $105,000 from Cornelis Wit, the Company’s President and Chief Executive Officer and a Director. This amount was borrowed under promissory notes bearing interest at a rate of 9% per annum, payable on January 31, 2006.

During February and March 2004, the Company borrowed $71,000 from Guus van Kesteren, a Company Director. This amount was borrowed under a promissory note bearing interest at a rate of 9% per annum, payable on January 31, 2006.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2003 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2003, as well as any written representation from a reporting person that no Form 5 is required, OmniComm Systems is not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act 1934 during the fiscal year ended December 31, 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GREENBERG & CO., LLC
AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS

The Audit Committee has selected Greenberg & Co., LLC as our independent auditors for the current fiscal year. Representatives of Greenberg & Co. are not expected to attend the 2004 Annual Meeting. Greenberg & Co. has served as our auditors since July 1999, and has audited our financial statements for the past five fiscal years.

Audit Fees

The aggregate audit fees billed by Greenberg and Company, LLC for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-KSB during the fiscal year ended December 31, 2003 were $35,000 .The aggregate audit fees billed to us by Greenberg and Company, LLC during the fiscal year ended December 31, 2002 were approximately $30,000. The aggregate audit fees billed to us by Greenberg and Company, LLC for the review of quarterly financial statements included in our quarterly reports on Form 10-QSB for the quarters ending March 31, June 30 and September 30, 2003 were approximately $15,000.

Audit Related Fees

For the fiscal year ended December 31, 2003 the aggregate fees billed for assurance and related services by Greenberg and Company, LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $5,000. For the fiscal year ended December 31, 2002 the aggregate fees billed for assurance and related services by Greenberg and Company, LLC relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above was $0.

Tax Fees

For the fiscal year ended December 31, 2003 the aggregate fees bill for tax compliance, tax advice or tax planning was $0. For the fiscal year ended December 31, 2002 the aggregate fees billed for tax related services was $2,925.

All Other Fees

Other than fees relating to the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no additional fees billed by our principal accountant for services rendered to us for the fiscal years ended December 31, 2003 or 2002.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Greenberg & Co. described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF GREENBERG & CO., LLC AS INDEPENDENT AUDITORS OF OMNICOMM SYSTEMS.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO OUR 1998 STOCK INCENTIVE PLAN TO INCREASE
THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR
ISSUANCE UNDER SUCH PLAN FROM 5,000,000 SHARES TO 7,500,000 SHARES.

Our 1998 Stock Incentive Plan (the “1998 Plan”) was adopted in January 1998, and was amended in July 2001 by our board of directors to increase the number of shares available under the 1998 Plan. This increase was approved by our stockholders at the stockholder meeting held on November 16, 2001. As of December 31, 2003 we have outstanding options under the 1998 Plan to purchase an aggregate of 3,593,500 shares of our common stock at exercise prices ranging from $0.15 to $2.75 per share.

Our Board of Directors believes that it in our best interest to amend the Plan to increase the number of shares of common stock issuable under the Plan to our employees, directors and advisors from approximately 5,000,000 shares to 7,500,000 shares. The amendment to the Plan is attached hereto as Exhibit A. Other than the increase in the number of shares of our common stock reserved for issuance under the Plan, there are no other changes proposed to the Plan.

Description of the Plan

The purpose of the 1998 Plan is to provide a means through which we can attract able persons to enter and remain in our employ, and to provide a means whereby those key persons upon whom the responsibilities of our successful administration and management rest, and whose present and potential contributions to our welfare are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to our welfare and promoting an identity of interest between stockholders and these key persons.

A further purpose of the 1998 Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance our profitable growth. So that the appropriate incentive can be provided, the 1998 Plan provides for granting incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing.

We believe that the 1998 Plan encourages the participants to contribute materially to our growth and will align the economic interests of the participants with those of our stockholders.

General

We have reserved 5,000,000 shares of our common stock for issuance upon the exercise of options granted under the 1998 Plan. These shares may be authorized but unissued shares of our common stock or may be shares that we have reacquired, including shares we may purchase on the open market. If any options or stock appreciation rights granted under the 1998 Plan expire or are terminated for any reason without being exercised or restricted shares or performance shares are forfeited, the shares of common stock underlying that award will again be available for grant under the 1998 Plan.

Administration of the 1998 Plan

The Compensation Committee of our board of directors administers and interprets the 1998 Plan. The Compensation Committee has the sole authority to designate participants, grant awards and determine the terms of all grants, subject to the terms of the 1998 Plan. The Compensation Committee has the full authority to interpret the 1998 Plan and to make rules, regulations, agreements and instruments for implementing the 1998 Plan.

Eligibility

Grants may be made to any of our employees and to any non-employee member of the board of directors. Key advisors who perform services for us or any of our subsidiaries are eligible if they render bona fide services, not as part of the offer or sale of securities in a capital-raising transaction.

Options

Incentive stock options may be granted to employees, directors and key advisors. Non-qualified stock options may be granted to employees, key advisors and non-employee directors. The exercise price of common stock underlying an option is determined by the Compensation Committee at the time the option is granted, and may be equal to, greater than, or less than the fair market value of such stock on the date the option is granted; provided, that the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date the incentive stock option is granted, and the exercise price of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, cannot be less than 110% of the fair market value. Unless the applicable option agreement provides otherwise, a participant can exercise an option award after the option has fully vested, by paying the applicable exercise price in cash, or, with the approval of the Compensation Committee, by delivering shares of common stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the grants, or by such other method as the Compensation Committee approves, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

Options vest according to the terms and conditions determined by the Compensation Committee and specified in the grant instrument. The Compensation Committee determines the term of each option up to a maximum of 10 years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of our common stock, or who is an officer or director, may not exceed five years from the date of grant. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Restricted Stock

The Compensation Committee determines the number of restricted shares granted to a participant, subject to the maximum plan limit described above. Grants of restricted shares will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee may determine in its sole discretion. The restrictions will remain in force during a restriction period set by the Compensation Committee. If the grantee is no longer employed by us during the restriction period or if any other conditions are not met, the restricted shares grant will terminate as to all shares covered by the grant for which the restrictions are still applicable, and those shares must be immediately returned to us.

Stock Appreciation Rights

The Compensation Committee can grant stock appreciation rights (SARs) to any participant, subject to the maximum plan limit described above. At any time, the Compensation Committee may grant an SAR award, either separately or in connection with any option; provided, that, if an SAR is granted in connection with an incentive stock option, it must be granted at the same time that as underlying option is granted. The Compensation Committee will determine the base amount of the SAR at the time that it is granted and will establish any applicable vesting provisions, transfer restrictions or other restrictions as it may determine is appropriate in its sole discretion. When a participant exercises an SAR, he or she will receive the amount by which the value of the stock has appreciated since the SAR was granted, which may be payable to the participant in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee.

Performance Share Awards

The Compensation Committee can grant performance share awards to any employee or key advisor. A performance share award represents the right to receive an amount based on the value of our common stock, but may be payable only if certain performance goals that are established by the Compensation Committee are met. If the Compensation Committee determines that the applicable performance goals have been met, a performance share award will be payable to the participant in cash, shares or a combination of cash and shares, as determined by the Compensation Committee.

Amendment and Termination of the 1998 Plan

Our board of directors can at any time terminate the 1998 Plan. With the express written consent of an individual participant, the board may cancel or reduce or otherwise alter the outstanding awards thereunder if, in its judgment, the tax, accounting, or other effects of the 1998 Plan or potential payouts thereunder would not be in our best interest. The board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1998 Plan in whole or in part, provided, however, that without further stockholder approval the board shall not:

•	Increase the maximum number of shares of our common stock which may be issued on exercise of awards under the 1998 Plan;

•	Change the maximum option price;

•	Extend the maximum option term;

•	Extend the termination date of the 1998 Plan; or

•	Change the class of persons eligible to receive awards under the Plan.

Adjustment Provisions

In the event that certain reorganizations of our company or similar transactions or events occur, the maximum number of shares of stock available for grant, the maximum number of shares that any participant in the 1998 Plan may be granted, the number of shares covered by outstanding grants, the kind of shares issued under the 1998 Plan and the price per share or the applicable market value of such grants shall be adjusted by the committee to reflect changes to our common stock as a result of such occurrence to prevent the dilution or enlargement of rights of any individual under the 1998 Plan.

Change of Control and Reorganization

Upon a change of control, as defined in the 1998 Plan, the Compensation Committee may:

•	determine that the outstanding grants, whether in the form of options and stock appreciation rights, shall immediately vest and become exercisable;

•	determine that the restrictions and conditions on all outstanding restricted stock or performance share awards shall immediately lapse;

•	require that grantees surrender their outstanding options and stock appreciation rights in exchange for payment by us, in cash or common stock, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options or stock appreciation rights exceeds the exercise price of those options; and/or

•	after giving grantees an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights.

Upon a reorganization, as defined in the 1998 Plan, where we are not the surviving entity or where we survive only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding option or SAR grants shall be assumed by or replaced with comparable options or rights by the surviving corporation. In addition, the Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by us, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee’s unexercised options exceeds the exercise price of those options and/or after accelerating all vesting and giving grantees an opportunity to exercise their outstanding options or SARs, terminate any or all unexercised options and SARs.

Tax Aspects

The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an Incentive Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the Incentive Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive

Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an Incentive Option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the Incentive Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is “transferable” or is not subject to a “substantial risk of forfeiture.” A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934, the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture. The recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Securities Law Restrictions

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater stockholders may also be subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER SUCH PLAN FROM 5,000,000 SHARES TO 7,500,000 SHARES.

OTHER MATTERS

As of the date hereof, there are no other matters that OmniComm Systems intends to present, or has reason to believe others will present, at the 2004 Annual Meeting. If, however, other matters properly come before the 2004 Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of OmniComm Systems on or before March 31, 2005. The submission of a stockholder proposal does not guarantee that it will be included in OmniComm System’s Proxy Statement.

ANNUAL REPORT ON FORM 10-KSB

A copy of the OmniComm System’s Annual Report on Form 10-KSB for the year ended December 31, 2003 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request by mail to Investor Relations, OmniComm Systems, Inc., 2555 Davie Road, Davie, Florida 33317. A copy of our Annual Report on Form 10-KSB, including exhibits, is also available in digital form for download or review by visiting “About Us/ SEC Filings” at www.omnicomm.com or at the SEC’s web site at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 2555 Davie Road, Davie, Florida 33317, telephone (954) 473-1254. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

EXHIBIT A

SECOND AMENDMENT TO THE
1998 STOCK INCENTIVE PLAN OF
OMNICOMM SYSTEMS, INC.

     This is the SECOND AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN OF OMNICOMM SYSTEMS, INC. (the “Second Amendment”).

     WHEREAS, on January 5, 1998 the 1998 Stock Incentive Plan of OmniComm Systems, Inc. (the “Plan”) was approved by the Board of Directors and on November 16, 2001 it was amended by vote of the stockholders of OmniComm Systems, Inc. (the “Company”) for the purpose of increasing the number of shares reserved for issuance by 2,000,000 shares to a total of 5,000,000 shares.

     WHEREAS, subject to the approval of this Second Amendment to the Plan by the stockholders of the Company at a duly convened meeting of stockholders, or by a written consent of stockholders effective under applicable state law, the Plan shall be revised as follows:

     1. Section 5(a) of the plan is deleted in its entirety, and replaced with “Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 7,500,000.”

     2. Except as expressly modified hereby, all terms and conditions contained in the Plan are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms. Capitalized terms used in this First Amendment which are defined in the Plan shall have the meanings ascribed to them in the Plan, unless the context clearly otherwise requires.

     3. This Second Amendment to the Plan shall become effective on August 1, 2004.

As adopted by the Board of Directors of
OmniComm Systems, Inc.
as of the 7 day of May, 2004.

EXHIBIT B

AMENDED AND RESTATED JUNE 1, 2004

CORPORATE GOVERNANCE GUIDELINES

Composition Of The Board of Directors

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three Directors, with the exact number being determined from time to time by resolution of the Board. It is the Board’s general expectation that the target number of Directors is five, allowing, however, for changing circumstances that may warrant a higher or lower number from time to time. It is the policy of the Board of Directors that the number of Directors at all times reflect the following objectives. The Board shall:

☐	Meet the standards of independence set forth under “Director Independence” below;
☐	Encompass a range of talent, skill, experience and character sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests;
☐	Reflect the diversity of the Company’s shareholders, employees, customers and communities; and
☐	Dedicate sufficient time and resources to ensure the diligent performance of its duties.

Functions of the Board of Directors

     The responsibility of the Board of Directors is to supervise and direct the management of the Company in the interest and for the benefit of the Company’s shareholders. To that end, the Board of Directors shall have the following duties:

1.	Overseeing the conduct of the Company’s business to evaluate whether the business is being properly managed;

2.	Reviewing and, where appropriate, approving the Company’s major financial objectives, plans and actions;

3.	Reviewing and, where appropriate, approving major changes in, and determinations of, other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements; and

4.	Regularly evaluating the performance and approving the compensation of the Chief Executive Officer and, with the advice of the Chief Executive Officer, regularly evaluating the performance of principal senior executives.

The Chief Executive Officer, working with the other executive officers of the Company and its affiliates, shall have the authority and responsibility to manage the business of the Company in a manner consistent with the standards of the Company, and in accordance with any specific plans, instructions or directions of the Board.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company, including those that would make a significant change in the financial structure of control of the Company, the acquisition or disposition of any significant businesses or entry of the Company into any major new line of business.

Director Independence

It is the goal of the Board of Directors that at least one-half of the members of the Board will be independent of the Company’s management. “Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A)	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(B)	a director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following

(i)	compensation for board or board committee service;

(ii)	Payments arising solely from investments in the company’s securities;

(iii)	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the Act.

(C)	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(D)	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following

(i)	payments arising solely from investments in the company’s securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(E)	a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

(F)	a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, the Board shall be provided with sufficient information regarding each non-employee Director’s business relationships with the Company or its management to enable it to evaluate the Director’s independence.

Business Relationships With Directors

Any monetary arrangement between a Director (including any member of a Director’s immediate family) and the Company or any of its subsidiaries or affiliates for goods or services shall be subject to approval by the Board of Directors as a whole. Such approval shall not be required where:

1.	the Director’s sole interest in the arrangement is by virtue of his or her status as a director, executive officer and/or holder of a less than 10% equity interest (other than a general partnership interest) in an entity with which the Company or an affiliate or subsidiary of the Company has concluded such an arrangement; and

2.	the arrangement involves payments to or from the entity that constitutes less than 5% of the entity’s annual gross revenues; and

3.	the director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement.

CEO PERFORMANCE EVALUATION

At the end of each year, the CEO presents his performance objectives for the upcoming year to the nonemployee Directors for their approval. The nonemployee Directors then meet privately to discuss the CEO’s performance for the current year against his performance objectives and review that evaluation with the CEO. The Compensation Committee uses this performance evaluation in the course of its deliberations when considering the CEO’s compensation.

BOARD PERFORMANCE EVALUATION

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all Directors and report annually to the Board with an evaluation and assessment of the Board’s performance. The evaluation includes a survey of the individual views of all nonemployee Directors. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board could improve.

Management Succession and Review

The Board of Directors views CEO selection as one of its most important responsibilities. The CEO reports annually to the Governance and Nominating Committee on planning for CEO succession either in the event of a sudden emergency or, longer range, when it is time for the CEO’s retirement. When a succession of the CEO occurs, this Committee manages the process of identifying and selecting the new CEO with the full participation of each of the nonemployee Directors.

The Chief Executive Officer shall review periodically with the non-management Directors the performance of other key members of the senior management of the Company as well as potential succession arrangements for such management members.

Board Meetings

The Chairman, in consultation with other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that four regular meetings generally scheduled to coincide with the review and approval of the Company’s quarterly results of operations is desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.

The Chairman shall establish the agenda for each meeting. At one meeting each year the Board shall be presented the long-term strategic plan for the Company and the principal issues that the Company expects to face in the future. Sufficient time shall be allocated for this presentation to allow for questions by and full discussion with the members of the Board.

The agendas for Board meetings shall provide opportunities for the heads of each department of the Company to make presentations to the Board during the course of the year. Each Director shall be entitled to suggest the inclusion of items on the agenda, request of or a report by any member of the Company senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting.

EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

The nonemployee Directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Compensation Committee concerning compensation for the employee Directors and other members of senior management. These nonemployee Directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting.

Board Committees

Committees shall be established by the Board from time to time to facilitate and assist in the execution of the Board’s responsibilities. Committees may be standing or ad hoc. Generally, a Committee shall be constituted to address issues that, because of their complexity, technical nature, level of detail, time requirements and/or sensitivity, cannot be adequately addressed within the normal agenda for Board meetings.

There are currently three standing committees:

Compensation Committee
Audit Committee
Nominating and Corporate Governance

Each Committee shall have a written charter of responsibilities, duties and authorities, which shall periodically be reviewed by the Board. Each Committee shall report to the full Board with respect to its activities, findings and recommendations as necessary.

Each Committee shall have full power and authority, in consultation with the Chairman of the Board, to retain the services of such advisers and experts, including counsel, as it deems necessary or appropriate with respect to specific matters within its purview.

Committee Membership

The Board shall consider the rotation of Committee membership and chairmanship at appropriate intervals. The Audit, Nominating and Corporate Governance and Compensation Committees shall be composed primarily of independent Directors. The Company will comply with this guideline to extent permitted by its business circumstances. An inability to recruit independent Directors may impede the adoption of this guideline.

Committee Meetings

Each Committee Chair, in consultation with the Chairman, shall establish agendas and set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities.

Any Director who is not a member of a particular committee may attend any committee meeting with the concurrence of the Committee Chair.

Board Materials

Directors shall receive information and data that are important to their understanding of the businesses of the Company, in writing, and in sufficient time to prepare for meetings. This material shall be as brief as possible while still providing the desired information; it shall be analytic as well as informational; and it shall include highlights and summaries whenever appropriate.

Directors are also encouraged to keep themselves informed with respect to the Company’s affairs between Board meetings through direct individual contacts with members of the senior management of the Company.

Selection of New Directors

The Board places a high priority on the vitality and diversity of its Board and in the discharge of its responsibilities. In addition, the Board shall seek new members who can devote their time and energies to provide fresh ideas and viewpoints, as well as to strengthen the expertise and balance of the Board. The Board recognizes that it is important that each Director have the time to devote to the oversight to the Company’s business. Therefore, in choosing new Directors the Board shall seek candidates who do not serve on so many other boards as to interfere with their ability to dedicate the requisite time to service on this Board. The Board believes that Directors who are full-time employees of other companies should not serve on more than three outside public company boards at a time, and that Directors who are retired from active employment should not serve on more than six such boards. The Board may, however, make exceptions to this standard as it deems appropriate in the interest of the Company’s shareholders.

The Board shall be responsible for selecting its own members. The Board will delegate the screening process for new Directors to the Nominating and Governance Committee, with counsel from the Chairman of the Board.

INDEPENDENT ADVICE

The Board of Directors may seek legal or other expert advice, including legal counsel, from a source independent of management. Generally, this would be with the knowledge of the Chairman and Chief Executive Officer.

Implementation of the Guidelines

If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deems necessary to assure full compliance as promptly as practicable.

* * * * *

OMNICOMM SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JULY 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of OMNICOMM SYSTEMS, INC., a Delaware corporation, does hereby constitute and appoint CORNELIS WIT, RANDALL G. SMITH and RONALD T. LINARES, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock, 5% Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of OmniComm Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Comfort Suites, 2540 Davie Road, Davie, Florida 33317, on July 30, 2004 at 10 a.m., and at any and all adjournments and postponements thereof, as follows:

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

     Please mark your vote as indicated in this example   ☒

ITEM 1. ELECTION OF DIRECTORS

VOTE FOR ALL*	WITHHELD FOR ALL
☐	☐

Nominees:
Randall G. Smith
Cornelis F. Wit
Guus van Kesteren
Matthew D. Veatch
Charles Leonard

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. PROPOSAL TO APPROVE AN AMENDMENT TO OUR 1998 STOCK
INCENTIVE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK
ISSUABLE UNDER THE PLAN FROM 5,000,000 SHARES TO 7,500,000 SHARES

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 4. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4. NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)	Date
Print Name:
Signature(s)	Date
Print Name:

Your Name Must Be Printed Where Indicated. If We Can Not Read Your Signature Your Vote Will Not Be Counted